UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

NYTEX ENERGY HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)
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NYTEX ENERGY HOLDINGS, INC.

12222 MERIT DRIVE, SUITE 1850

DALLAS, TEXAS 75251

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF VOTING POWER OF THE COMPANY’S COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK

September 11, 2012

Dear Stockholder:

Notice is hereby given pursuant to Section 228 of the General Corporation Law of the State of Delaware to the holders of the Common Stock, par value $0.001 per share (the “Common Stock”) of NYTEX Energy Holdings, Inc., a Delaware corporation (the “Company”).  Holders of the required voting power of the Company’s Common Stock and its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) have approved amendments to the Certificate of Designation in respect of the Series A Preferred Stock through the adoption of an Amended and Restated Certificate of Designation (the “Amended and Restated Certificate of Designation”), a copy of which is included as Appendix A to this information statement.

The Company’s Board of Directors has unanimously approved the Amended and Restated Certificate of Designation.  Pursuant to the provisions with respect to amendment set forth in the original Certificate of Designation, holders of at least two-thirds of the voting power of the Series A Preferred Stock, voting as a separate class, have approved the Amended and Restated Certificate of Designation by written consent.  Further, the Company has received the written consent of the holders of a majority of the Company’s outstanding Common Stock approving the Amended and Restated Certificate of Designation, voting separately,  as well as the written consent of the holders of a majority of the Series A Preferred Stock, voting together with the Common Stock on an as-converted basis.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.   NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE AMENDED AND RESTATED CERTIFICATE OF DESIGNATION.

Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the matters described herein will not become effective until a date that is at least twenty days after the date this information statement is mailed to the Company’s stockholders.

*          *          *          *          *

This information statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended.  It contains a description of the Amended and Restated Certificate of Designation, including the revised terms to the Company’s Series A Preferred Stock.  We encourage you to read this information statement, including Appendix A, thoroughly.  You may also obtain information about us from publicly available documents we file with the Securities and Exchange Commission.

Sincerely,

Michael K. Galvis
President and Chief Executive Officer

Dallas, Texas

September 11, 2012

NYTEX ENERGY HOLDINGS, INC.

12222 MERIT DRIVE, SUITE 1850

Dallas, Texas  75251

(972) 770-4700

INFORMATION STATEMENT

NYTEX Energy Holdings, Inc. (the “Company”) is furnishing this information statement to its stockholders in connection with the prior approval of the Company’s Board of Directors, the approval of the holders of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), voting as a separate class and on an as-converted basis with the holders of the Company’s Common Stock, and receipt of approval by written consent of the holders of a majority of voting power of the Company’s Common Stock, of the proposed Amended and Restated Certificate of Designation in respect of the Company’s Series A Preferred Stock (the “Amended and Restated Certificate of Designation”).  The Amended and Restated Certificate of Designation amends the terms of the Company’s Series A Preferred Stock, as more fully described in this information statement (the “Restructuring”).

As of July 24, 2012, the record date set by the Company’s Board of Directors (the “Record Date”), there were 23,359,679 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), outstanding and 5,763,869 shares of the Series A Preferred Stock outstanding.  The holders of the Series A Preferred Stock are entitled to vote with the Common Stock on an as-converted basis.  The conversion ratio is currently one-for-one.  Under Delaware law, the affirmative vote of a majority of the votes entitled to be cast by holders of the Company’s Common Stock as of the record date is required to approve the Amended and Restated Certificate of Designation, which amends the Company’s Certificate of Incorporation.  Under the Certificate of Incorporation, as amended, each share of the Company’s Common Stock is entitled to one vote per share.  As permitted by the Delaware General Corporation Law, as of August 31, 2012, the Company had received written consents in lieu of a stockholders meeting from holders of 19,042,644 shares of the Company’s Common Stock (including the Series A Preferred Stock, voting on as-converted basis), which represents approximately 65.4% of the total votes entitled to be cast, approving the Amended and Restated Certificate of Designation.  In addition, the Company has received written consents in lieu of a stockholders meeting from holders of 71.2% of the outstanding Series A Preferred Stock, voting as a separate class, approving the Amended and Restated Certificate of Designation.  As of the record date, our directors and executive officers held, and were entitled to vote, in the aggregate, 10,081,535 outstanding shares of the Company’s Common Stock, representing approximately 43.2% of the outstanding shares of our Common Stock entitled to vote on the Amended and Restated Certificate of Designation and no outstanding shares of the Series A Preferred Stock.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY TO THE COMPANY.  THE COMPANY HAS ENCLOSED NO PROXY CARD AND WILL NOT HOLD A STOCKHOLDERS MEETING TO CONSIDER THE AMENDED AND RESTATED CERTIFICATE OF DESIGNATION.

The Amended and Restated Certificate of Designation will not be filed with the Secretary of the State of the State of Delaware and, therefore, will not become effective until at least twenty calendar days following the date of mailing of this information statement to the Company’s stockholders.

The Company is furnishing this information statement to inform stockholders, in the manner required by the Securities Exchange Act of 1934, as amended, of the Amended and Restated Certificate of Designations before it is effected by filing it with the Delaware Secretary of State.  This information statement is first being mailed on or about September 11, 2012, to stockholders of record as of the close of business on July 24, 2012.

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of NYTEX, may have regarding the matters discussed in this information statement.  For a complete description of the terms and conditions of the Amended and Restated Certificate of Designation and the Restructuring, we advise you to carefully read this entire information statement and the other documents referred to herein.  The actual terms and conditions of the terms of the Series A Preferred Stock, as amended, are contained in the Amended and Restated Certificate of Designation, which is included as Appendix A to this information statement.

Why am I receiving this document?

The Company has previously announced its intention to amend certain terms of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and certain terms of the Warrants to purchase Common Stock originally issued by the Company in connection with the Series A Preferred Stock.  In connection with such amendments, the Company has, as of August 31, 2012, received written consents from the requisite holders of its outstanding Common Stock and Series A Preferred Stock approving such amendments and authorizing the Amended and Restated Certificate of Designations.

This information statement is being delivered to you to inform you of the actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Am I being asked to vote on anything?

No.  The Company has received written consents approving the Amended and Restated Certificate of Designation and the Restructuring from 14,938,775 shares of our outstanding Common Stock and 4,103,869 shares of our outstanding Series A Preferred Stock.  These written consents represent the required percentages in voting power to approve the Amended and Restated Certificate of Designation and the only action of the Company’s stockholders required to approve the matters described in this information statement.

Why is the Company amending the Series A Preferred Stock and effecting the Restructuring?

Following the sale of the Company’s sale of its Francis Drilling Fluids, Ltd. (“FDF”) operations on May 4, 2012, our Board of Directors began exploring potential options to restructure the Company’s capital structure and balance sheet.  FDF was a full service provider of drilling, completion and specialized fluids and specialty additives, technical and environmental support services, industrial cleaning services, equipment rentals and transportation, handling and storage of fluids and dry products for the oil and gas industry.  The Company had acquired the parent company of FDF on November 23, 2010.  The Company had originally issued the shares of Series A Preferred Stock in connection with the financing of the acquisition of FDF and the original terms of the Series A Preferred Stock were designed to accommodate a business with the expected assets and revenue streams that the acquisition of FDF were expected to bring to the Company.  Following the disposition, there were some expectations on the part of holders of the Series A Preferred Stock for the payment of accrued and unpaid dividends.

The Board believes that restructuring the Series A Preferred Stock including the accrued and unpaid dividends will have the effect of strengthening the Company’s balance sheet, providing the Company with greater operating and financing flexibility, and increasing the Company’s ability to take advantage of opportunities in other areas of its business.  By eliminating the dividends for the Series A Preferred Stock and issuing Common Stock in lieu of such dividends, the Company would preserve cash for future opportunities and reduce accrued liabilities.  The original terms of the Series A Preferred Stock also provided for a liquidation preference of $1.50 per share which could be payable on a deemed liquidation event involving the Company.  By reducing the base liquidation preference to $1.00 per share in exchange for shares of Common Stock and eliminating the ability of the Series A Holders to declare a deemed liquidation, the Company would again preserve cash and eliminate potential future uncertainties.

What vote is required to approve the Amended and Restated Certificate of Designation?

Approval of the Amended and Restated Certificate of Designation requires the affirmative vote of at least (i) 66.66% of the outstanding shares of Series A Preferred Stock entitled to vote thereon, (ii) a majority of the outstanding shares of Common Stock entitled to vote thereon, and (iii) a majority of the outstanding shares of Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class, with the shares of Series A Preferred Stock voting on an as-if-converted basis with the shares of Common Stock.  The record date (the “Record Date”) for determining stockholders entitled to vote on the matter is July 24, 2012.

What constitutes the required percentage in voting power to approve the Amended and Restated Certificate of Designation?

On July 24, 2012, there were 23,359,679 shares of Common Stock outstanding and 5,763,869 shares of Series A Preferred Stock outstanding, which are each entitled to one vote per share.  Thus, 11,913,437 shares constitute a majority of the voting power of the shares of our Common Stock, 14,853,011 shares constitute a majority of the voting power of our Common Stock and Preferred Stock, voting together as a single class, and 3,842,196 shares of Series A Preferred Stock constitute two-thirds of the voting power of the outstanding Series A Preferred Stock, entitled to vote on the Amended and Restated Certificate of Designation.

Who voted in favor of the Restructuring?

Officers and directors, as a group, voted an aggregate of 10,071,395 shares of Common Stock and no shares of Series A Preferred Stock in favor of the Amended and Restated Certificate of Designation and the Restructuring.  Such shares represent approximately 43.1% of the voting power of our outstanding Common Stock.

What are the terms of the Series A Preferred Stock, as amended by the Restructuring?

Please refer to the “Summary of Amended Terms of Preferred Stock” set forth in this information statement.  The complete terms and conditions of the Series A Preferred Stock, as will be amended, are set forth in the Amended and Restated Certificate of Designation, which is included as Appendix A to this information statement.

Are there conditions to the effectiveness of the Amended and Restated Certificate of Designation?

The effectiveness of the Amended and Restated Certificate of Designation and the issuance of the additional shares of Common Stock contemplated by the Amended and Restated Certificate of Designation is conditioned on the distribution of this information statement to the stockholders of the Company, the passing of twenty calendar days from the date of such distribution, and the filing of the Amended and Restated Certificate of Designation with the Delaware Secretary of State.

What rights do stockholders have to dissent from the Restructuring?

You do not have the right under Delaware law to dissent from the Restructuring or to seek appraisal of your shares.

Who can help answer my questions?

If you have any questions, please contact Bryan A. Sinclair, the Company’s Chief Financial Officer, at 972-770-4700, or by mail to NYTEX Energy Holdings, Inc., 12222 Merit Drive, Suite 1850, Dallas, Texas  75251, Attention: Bryan A. Sinclair.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as the record date of July 24, 2012, certain information with respect to (1) any person who is known to the Company to be a beneficial owner of more than five percent (5%) of our outstanding Common Stock; (2) beneficial ownership of shares of our Common Stock by each director and executive officer; and (3) beneficial ownership of shares of our Common Stock by all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Diana Istre Francis 416 North Avenue K Crowley, LA 70526	2,058,125	8.8%
Buccel, LLC 9 Hidden Hollow Terrace Holmdel, NJ 07733	1,976,179	8.5%
William G. Brehmer 12222 Merit Drive Suite 1850 Dallas, TX 75251	1,013,425	4.3%
Jonathan Rich 330 Madison Ave., 18th Floor New York, NY 10017	10,140	<0.1%
Michael K. Galvis 12222 Merit Drive Suite 1850 Dallas, TX 75251	9,012,258	38.6%
Bryan A. Sinclair 12222 Merit Drive Suite 1850 Dallas, TX 75251	45,712	0.2%
All current directors and executive officers as a group (4 persons)	10,081,535	43.2%

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY WRITTEN CONSENT

Background and Reasons for the Restructuring

Following the sale of the Company’s sale of its Francis Drilling Fluids, Ltd. (“FDF”) operations on May 4, 2012, as described below, our Board of Directors began exploring potential options to restructure the Company’s capital structure and balance sheet.  FDF was a full service provider of drilling, completion and specialized fluids and specialty additives, technical and environmental support services, industrial cleaning services, equipment rentals and transportation, handling and storage of fluids and dry products for the oil and gas industry.  The Company had acquired the parent company of FDF on November 23, 2010.  The Company had originally issued the shares of Series A Preferred Stock in connection with the financing of the acquisition of FDF and the original terms of the Series A Preferred Stock were designed to accommodate a business with the expected assets and revenue streams that the acquisition of FDF were expected to bring to the Company.  Following the disposition, there were some expectations on the part of holders of the Series A Preferred Stock for the payment of accrued and unpaid dividends.

On June 1, 2012, the Company announced the Board of Directors was exploring alternatives to potentially modify the terms and conditions of the Series A Preferred Stock to restructure the approximately $746,000, as of that date, of accrued but unpaid dividends.  The Board believes that restructuring this obligation will have the effect of strengthening the Company’s balance sheet, providing the Company with greater operating and financing flexibility, and increasing the Company’s ability to take advantage of opportunities in other areas of its business.  By eliminating the dividends for the Series A Preferred Stock and issuing Common Stock in lieu of such dividends, the Company would preserve cash for future opportunities and reduce accrued liabilities.  The original terms of the Series A Preferred Stock also provided for a liquidation preference of $1.50 per share which could be payable on a deemed liquidation event involving the Company.  By reducing the base liquidation preference to $1.00 per share in exchange for shares of Common Stock and eliminating the ability of the Series A Holders to declare a deemed liquidation, the Company would again preserve cash and eliminate potential future uncertainties.

In connection with the disposition of FDF, a portion of the consideration ($6,250,000) was placed into escrow.  To the extent funds are released to the Company, the Company will be required to redeem, on a pro-rata basis, outstanding shares of Series A Preferred Stock, to the extent the Company has funds legally available for such a redemption.  Once all of the Series A Preferred Stock have been redeemed, the Company’s capital structure will be simplified and the Series A Preferred Stock will no longer have the ability to approve or disapprove of any class of stock with superior rights.

Background of the FDF Disposition

As previously disclosed by the Company, in April 2011, the Company received a notice from its senior lender, PNC Bank (“PNC”) of the occurrence and continued existence of certain events of default (the “PNC Default”) under the Company’s Revolving Credit, Term Loan and Security Agreement (the “Senior Facility Agreement”).  On November 3, 2011, the Company entered into a First Amendment to the Senior Facility, which was effective as of November 1, 2011.  Under the First Amendment, PNC waived each of the events of default under the Senior Facility Agreement.  However, as a result of the PNC Default, on April 14, 2011, the Company received a letter from WayPoint, as the holder of all of the outstanding shares of the Senior Series A Redeemable Preferred Stock of NYTEX Acquisition, a subsidiary of the Company, stating that the Company was in default under the Preferred Stock and Warrant Purchase Agreement, by and among the Company, NYTEX Acquisition and WayPoint, dated as of November 23, 2010 (the “WayPoint Purchase Agreement”), for defaults similar to the PNC Default and for the Company’s failure to pay dividends to WayPoint when due under the terms of the WayPoint Purchase Agreement.  On May 4, 2011, WayPoint demanded, pursuant to a “Put Election Notice” (the “Put Election Notice”), that, as a result of those defaults, the Company and NYTEX Acquisition repurchase from WayPoint, for an aggregate purchase price of $30,000,000, all of the securities of NYTEX Acquisition and the Company originally acquired by WayPoint pursuant to the WayPoint Purchase Agreement, which securities consisted of: (i) 20,750 shares of Senior Series A Redeemable Preferred Stock of NYTEX Acquisition (the “WayPoint Series A Shares”); (ii) one (1) share of Series B Redeemable Preferred Stock of the Company (the “WayPoint Series B Share”); (iii) the Purchaser Warrant (as defined in the WayPoint Purchase Agreement); and (iv) the Control Warrant (as defined in the WayPoint Purchase Agreement) (collectively, the “WayPoint Securities”).  The failure of NYTEX Acquisition and the Company to repurchase the WayPoint Securities in accordance with the Put Election Notice resulted in an additional event of default under the WayPoint Purchase Agreement.

The Company and WayPoint entered into a Forbearance Agreement, dated as of September 30, 2011 (the “Forbearance Agreement”), whereby WayPoint agreed to forbear, for a period of 60 days, from exercising its rights and remedies under the WayPoint Purchase Agreement.  On November 14, 2011, WayPoint provided a formal written notice to the Company that the Company was in default under the Forbearance Agreement.  Due to cross-default provisions, the default under the Forbearance Agreement also constituted a default under the first amendment to the Senior Facility Agreement.  As a result of the defaults under the WayPoint Purchase Agreement and the Forbearance Agreement, WayPoint initiated certain remedies afforded to it under the WayPoint Purchase Agreement and the Forbearance Agreement, which included the sale of FDF to a third party.  WayPoint directed the FDF sale process and, although the Company participated in the process, the Company did not control any of the terms or procedures with respect to the ultimate disposition of FDF, including, but not limited to, the timing of the Merger and the Merger consideration.

Disposition of FDF

On May 4, 2012 (the “Closing Date”), NYTEX FDF Acquisition, Inc., a Delaware corporation (“NYTEX Acquisition”) and a wholly-owned subsidiary of the Company, together with New Francis Oaks, LLC, a Delaware limited liability company (“New Francis Oaks” ) and a wholly-owned subsidiary of NYTEX Acquisition, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with an unaffiliated third party, FDF Resources Holdings LLC (the “Purchaser”).  Pursuant to the terms of the Merger Agreement, New Francis Oaks merged with and into the Purchaser, and the Purchaser continued as the surviving entity after the merger (the “Disposition” or the “Merger”).  New Francis Oaks owned 100% of the outstanding shares of Francis Drilling Fluids, Ltd., a Louisiana corporation (“FDF”), and, as a result of the Merger, the Company no longer owned FDF.

The total consideration for the Merger paid by the Purchaser on the Closing Date was $62,500,000 (the “Merger Proceeds”).  After: (i) an adjustment to the amount of the Merger Proceeds based upon the level of estimated working capital of New Francis Oaks and its subsidiaries (collectively, the “Francis Companies”) on the Closing Date; (ii) the payment or provision for payment of all indebtedness of the Francis Companies on the Closing Date; (iii) the payment of all indebtedness of NYTEX Acquisition on the Closing Date (including under its senior secured credit facility with PNC Bank, National Association (“PNC”)); (iv) the payment of the Put Payment Amount (as defined below) due to WayPoint Nytex, LLC (“WayPoint”) under the WayPoint Purchase Agreement (as defined below); (v) the payment of all transaction expenses relating to the Merger; (vi) the payment to the Company of $812,500 of accrued management fees and $110,279 of expense reimbursement due and payable to the Company under the Management Services Agreement, dated November 23, 2010, between the Company and FDF (the “Management Agreement”); (vii) the payment of certain transaction bonuses payable to certain FDF employees; and (viii) the Purchaser’s delivery of $6,250,000 of the Merger Proceeds (the “Escrow Fund”) to The Bank of New York Mellon Trust Company, N.A., as escrow agent, to be held in escrow under the Escrow Agreement (as defined below), NYTEX Acquisition received on the Closing Date remaining cash transaction proceeds in the amount of approximately $4,481,000.

In connection with the transactions contemplated by the Merger Agreement, the Purchaser and NYTEX Acquisition also entered into the Escrow Agreement, dated as of May 4, 2012, with The Bank of New York Mellon Trust Company, N.A., as Escrow Agent (the “Escrow Agreement”).  Pursuant to the terms of the Escrow Agreement, the Escrow Fund will be released as follows: (i) to the extent there is a working capital deficit, the applicable amount of the Escrow Fund will be disbursed to the Purchaser 120 days from the Closing Date; (ii) 25% of the remaining Escrow Fund (which includes any interest, dividends and other distributions and earnings thereon) will be disbursed to NYTEX Acquisition 18 months after the Closing Date; and (iii) the remainder of the Escrow Fund will be disbursed to NYTEX Acquisition 36 months after the Closing Date. On each release date as immediately described above, the Escrow Agent will pay to the Purchaser or NYTEX Acquisition, as the case may be, the applicable amount of the Escrow Fund, if any, minus the aggregate amount of unresolved disputed claims made pursuant to the Escrow Agreement, which amount shall be retained by the Escrow Agent until the Escrow Agent receives joint written instructions of the Purchaser and NYTEX Acquisition or such claims are finally resolved in accordance with the terms of the Escrow Agreement.

Summary of Amended Terms of Series A Preferred Stock

The following summary highlights the terms of the restructuring of the Series A Preferred Stock, as it has been approved by our stockholders (the “Restructuring”).  While we believe this summary covers the material changes to the Series A Preferred Stock, it may not contain all of the information that is important to you and is qualified in its entierety by reference to the Amended and Restated Certificate of Designation which is included as Appendix A and which we incorporate by reference into this document. To fully understand the amended terms of the Series A Preferred Stock, you should carefully read this information statement (including the Amended and Restated Certificate of Designation included as Appendix A) in its entirety.  The changes described below are the only changes to the original Certificate of Designation for the Series A Preferred Stock.

Dividends

•                  The 9% dividend currently payable with respect to the shares of Series A Preferred Stock will cease to accrue effective as of June 15, 2012 (the “Termination Date”) and, thereafter, no dividends will be payable with respect to the Series A Preferred Stock unless declared by the Board.

•                  In exchange for all accrued and unpaid dividends as of the Termination Date (which total an aggregate of approximately $767,570 (or approximately $0.1332 per share)), each holder of Series A Preferred Stock (a “Series A Holder”) as of the Record Date will be issued shares of Common Stock at a rate of one (1) share of Common Stock for each $1.00 of accrued and unpaid dividends due such holder (collectively, the “Dividend Common Shares”).  As a result, the Company will issue an aggregate of approximately 767,570 Dividend Common Shares to the Series A Holders.

Liquidation Preference

•                  Currently, in the event of the Company’s liquidation, dissolution or winding up (a “Liquidation”), the Series A Holders are entitled to be paid out of the Company’s assets available therefor an amount in cash equal to $1.50 per share of Series A Preferred Stock

(the “Base Liquidation Amount”), plus all accrued and unpaid dividends.  As part of the Restructuring, the Base Liquidation Amount will be reduced from $1.50 to $1.00 per share (i.e., the initial per share purchase price of the Series A Preferred Stock).

•                  In consideration for reducing the Base Liquidation Amount by $0.50 per share, each Series A Holder as of the Record Date will be issued shares of Common Stock at a rate of 0.42735 shares of Common Stock for each share of Series A Preferred Stock held by them as of the Record Date (collectively, the “Liquidation Adjustment Common Shares”).  As a result, the Company will issue an aggregate of approximately 2,463,190 Liquidation Adjustment Common Shares to the Series A Holders.

•                  Currently, at the election of the holders of a majority of the then outstanding shares of Series A Preferred Stock, certain consolidations, mergers and other business combinations involving the Company, as well as the sale of all or substantially all of its assets and a transfer of more than fifty percent (50%) of the voting power of the Company, may be deemed to be a Liquidation (a “Deemed Liquidation”).  As part of the Restructuring, the right of the Series A Holders to declare a Deemed Liquidation will be eliminated.

Right of Redemption

•                  At any time following the effective date of the Restructuring and subject to the existing notice provisions, the Company will have the right to redeem any or all of the outstanding shares of Series A Preferred Stock at its original purchase price of $1.00 per share, with any partial redemptions applied pro rata among all Series A Holders.

•                  The Company will be required to redeem outstanding shares of Series A Preferred Stock, from time to time, upon any release to the Company or the Company’s wholly-owned subsidiary, NYTEX FDF Acquisition, Inc. (“FDF Acquisition”), of any portion of the $6,250,000 in cash currently being held in the Escrow Fund in connection with the sale by FDF Acquisition of Francis Drilling Fluid Services, Ltd. on May 4, 2012 (the “Released Escrow Funds”), which mandatory redemption will be made by the Company out of funds legally available therefor to the extent of 100% of the amount of the Released Escrow Funds that are released at that time (each, a “Mandatory Redemption”).  Each Mandatory Redemption will be applied pro rata among all Series A Holders.

Anti-Dilution

•                  Currently, if during the two-year period ending on February 9, 2013, the Company issues any equity securities with a Common Stock equivalent purchase price of less than the then-applicable per-share conversion price of the Series A Preferred Stock (currently $1.00 per share), the conversion price of the Series A Preferred Stock will be decreased to such effective price (the “Full-Ratchet Anti-Dilution Provision”).  In addition, currently, the foregoing anti-dilution protection becomes a “weighted average” anti-dilution provision following such two-year period.  As part of the Restructuring, the Full-Ratchet Anti-Dilution Provision will be eliminated and “weighted average” anti-dilution protection will be in effect.  In addition, the Company’s issuance of the Dividend Common Shares and the Liquidation Adjustment Common Shares in connection with the Restructuring will be treated as excluded issuances, which will not result in any adjustment to the conversion price or the amount of the liquidation preference of the Series A Preferred Stock.

Other Transactions in Connection with the Restructuring

In addition to the amendments to the Series A Preferred Stock undertaken as part of the Restructuring, the Company will amend each outstanding Warrant to Purchase Common Stock originally issued by the Company in connection with the Company’s original issuance of the Series A Preferred Stock (the “Series A Warrants”).  Each of the Series A Warrants currently contains a Full-Ratchet Anti-Dilution Provision for a two-year period following the date of issuance of the Series A Warrant, with respect to any issuances by the Company of any equity securities with a Common Stock equivalent purchase price of less than the then-applicable per-share exercise price of the Series A Warrants (currently $2.00 per share).  The Series A Warrants also currently provide that the foregoing anti-dilution protection becomes a “weighted average” anti-dilution provision following such two-year period.  As part of the Restructuring, the Full-Ratchet Anti-Dilution Provision will be eliminated and “weighted average” anti-dilution protection will be in effect.  In addition, the Company’s issuance of the Dividend Common Shares and the Liquidation Adjustment Common Shares in connection with the Restructuring will be treated as excluded issuances, which would not result in any adjustment to the exercise price or number of shares of Common Stock that may be purchased under the Series A Warrants.

Additionally, as part of the Restructuring, the Company will pay to the Series A Holders as of the record date a restructuring fee in an amount equal to three quarters of one percent (0.0075%) of the original $1.00 per share purchase price of the Series A Preferred Stock (i.e., $0.0075 per share; the “Restructuring Fee”), based on the total number of shares of Series A Preferred Stock outstanding on June 15, 2012.  The Restructuring Fee will be payable to the Series A Holders on a pro rata basis promptly following the effective date of the Restructuring.  On June 15, 2012, the Company had outstanding an aggregate of 5,763,869 shares of Preferred Stock, resulting in an aggregate Restructuring Fee of approximately $43,229 that will be payable to the Series A Holders in connection with the Restructuring.

Approval of our Board of Directors and Stockholders

Our Board of Directors unanimously approved the Amended and Restated Certificate of Designation and recommended that the holders of our Common Stock and Series A Preferred Stock approve its adoption.  In order to effectuate the Restructuring, the proposed Amended and Restated Certificate of Designation requires the approval of the holders, as of the Record Date, of at least (i) 66.66% of the outstanding shares of Series A Preferred Stock entitled to vote thereon, (ii) a majority of the outstanding shares of Common Stock entitled to vote thereon, and (iii) a majority of the outstanding shares of Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class, with the shares of Series A Preferred Stock voting on an as-if-converted basis with the shares of Common Stock.  Each share of Common Stock is entitled to one vote per share and each share of Series A Preferred Stock is entitled to one vote per share on matters relating to the Series A Preferred Stock and one vote per share on an as-converted basis with the Common Stock. As of July 24, 2012, we had 23,359,679 shares of Common Stock outstanding and 5,763,869 shares of Series A Preferred Stock outstanding.

Our ability to amend our Certificate of Incorporation, as amended, without a meeting of our stockholders is authorized by Section 228 of the Delaware General Corporation Law.  Section 228 provides, in general, that a Delaware corporation may substitute written consent, i.e., the consent in writing of the holders of outstanding shares of capital stock holding at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter are present and voted, for action on a matter by the corporation’s stockholders at a meeting.

In accordance with this provision, we have received written consents approving the Amended and Restated Certificate of Designation and the Restructuring from 14,938,775 shares of our outstanding Common

Stock and 4,103,869 shares of our outstanding Series A Preferred Stock.  These written consents represent the required percentages in voting power to approve the Amended and Restated Certificate of Designation and the only action of the Company’s stockholders required to approve the matters described in this information statement.  As a result of the action of holders of the requisite voting power of shares of our Common Stock and Series A Preferred Stock, we are not soliciting proxies and there will be no further stockholder action on the Amended and Restated Certificate of Designations.

Dissenters’ Rights

Delaware law does not entitle our stockholders to seek dissenters’ or appraisal rights in connection with the Restructuring.

Where You Can Find Additional Information

We file annual, quarterly, and current reports, proxy, and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.  Our public filings are also available to the public from commercial document retrieval services.  You may also obtain free copies of the documents the Company files with the SEC by going to the “SEC Filings” section of the Company’s website at http://www.nytexenergyholdings.com.  The information provided on the Company’s website is not part of this document and is not incorporated herein by reference.

Statements contained in this document, or in any document incorporated by reference in this document regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.  The SEC allows the Company to “incorporate by reference” into this document other documents the Company files with the SEC.  This means that the Company can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this document, and later information that the Company files with the SEC will update and supersede that information. The Company incorporates by reference the documents listed below and any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the date on which the transactions described in this document are consummated:

• Annual Reports on Form 10-K for the years ended December 31, 2011, and December 31, 2010 (filed on April 5, 2012, and April 15, 2011, respectively); and

• Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012 (filed on May 15, 2012, 2012 and August 14, 2012, respectively).

Any person, including any beneficial owner, to whom this document is delivered may request copies of any of the documents incorporated by reference in this document or other information concerning the Company, without charge, by (1) telephonic or written request directed to our Corporate Secretary at 12222 Merit Drive, Suite 1850, Dallas, Texas 75251 or 972-770-4700, or (2) from the SEC through the SEC’s website at the address provided above.  Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Stockholders Sharing the Same Last Name and Address

Some banks, brokers, and other record holders may participate in the practice of “householding” information statements.  This means that, unless stockholders give contrary instructions, only one copy of this information statement may be sent to multiple stockholders sharing an address.  The Company will promptly deliver a separate copy of this document to any stockholder at a shared address upon written or oral request by such stockholder at the following address or telephone number:  NYTEX Energy Holdings, Inc., 12222 Merit Drive, Suite 1850, Dallas, Texas 75251, Attn: Bryan A. Sinclair, Chief Financial Officer, telephone (972) 470-7700.  Any stockholder who wants to receive a separate copy of this information statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker, or other record holder, or contact the Company at the above address or telephone number.

A Note About Forward-Looking Statements

This information statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends, and known uncertainties. We caution the reader that actual results could differ materially from those expected by us depending on the outcome of certain factors, including, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, that the Restructuring will not be consummated in a timely manner or at all, as well as other risks and uncertainties that are described in the Company’s filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  NYTEX undertakes no obligations to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this information statement, including, without limitation, changes in our business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

APPENDIX A

Amended and Restated Certificate of Designations

(attached hereto)

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION
in respect of
SERIES A CONVERTIBLE PREFERRED STOCK
of
NYTEX ENERGY HOLDINGS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

The undersigned duly authorized officer of NYTEX Energy Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY that:

A.            The undersigned is the President and Chief Executive Officer of the Corporation.

B.            The Corporation originally adopted the Certificate of Designation (the “Original Series A Certificate of Designation”) in respect of the first series of Preferred Stock, par value $.001 per share, of the Corporation, and designated 6,300,000 shares as Series A Preferred Stock (the “Series A Preferred Stock”) pursuant to the authority of the Corporation’s Board of Directors (the “Board of Directors”) as required by Section 151 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), by resolution adopted by the Board of Directors on September 21, 2010.

C.            The Corporation hereby amends and restates the Original Series A Certificate of Designation (as amended and restated, this “Series A Certificate of Designation”) in its entirety as follows:

ARTICLE 1
RANK

1.01         Rank.

(a)           Dividends and Other Distributions.  With respect to the payment of dividends and other distributions on the capital stock of the Corporation, other than the distribution of the assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation, the Series A Preferred Stock shall rank:  (i) senior to the common stock of the Corporation, par value 5.001 per share (the “Common Stock”), (ii) senior to any new class or series of stock of the Corporation that by its terms ranks junior to the Series A Preferred Stock, or that does not provide any terms for seniority, as to payment of dividends and (iii) with the consent or approval of the holders of 66.66% of the outstanding shares of the Series A Preferred Stock and subject to Article 7 hereto, (A) junior to any new class of stock of the Corporation that by its terms ranks senior to the Series A Preferred Stock with respect to dividends or (B) on a parity with any new class or series of stock of the Corporation that by its terms ranks on a parity with the Series A Preferred Stock as to payment of dividends.

(b)           Liquidation.  With respect to the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, the Series A Preferred Stock shall rank (i) senior to the Common Stock, (ii) senior to any new class or series of stock of the Corporation that by its terms ranks junior to the Series A Preferred Stock, or that does not provide any terms for seniority, as to distribution of assets upon liquidation, dissolution or winding-up, (iii) with the consent of the holders of 66.66% of the outstanding shares of the Series A Preferred Stock and subject to Article 7 hereto, (A) junior to any new class of stock of the Corporation that by its terms ranks senior to the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding-up of the Corporation and (B) on a parity with any new class or series of stock of the Corporation that by its terms ranks on a parity with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding-up of the Corporation.  With respect to the distribution of assets upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series A Preferred Stock ranks on a parity are collectively referred to herein as “Series A Parity Liquidation Securities.”

ARTICLE 2
DIVIDENDS

2.01         Dividends.  The holders of the Series A Preferred Stock (each, a “Series A Preferred Holder”) shall be entitled to receive, in preference to the holders of the Common Stock or any class or series of stock ranking junior to the Series A Preferred Stock, cumulative dividends out of funds legally available therefor at the rate of nine percent (9%) per annum, of the purchase price per share ($1.00) of the Series A Preferred Stock from and after the original issue date and continuing through and including June 15, 2012 (such dividends payable through June 15, 2012 with respect to the outstanding shares of Series A Preferred Stock are hereinafter referred to as the “Initial Series A Dividends”).  Except for the Corporation’s issuance of the Dividend Common Shares (as defined below), the Initial Series A Dividends shall be declared and be payable in cash on each outstanding share of Series A Preferred Stock quarterly at the beginning of each calendar quarter commencing January 1, 2011, but shall in any event accrue and be due and payable in full (i) upon the conversion of the Series A Preferred Stock on the terms hereof, or (ii) upon the redemption of Series A Preferred Stock as provided in Article 4 hereof.  The Initial Series A Dividends are cumulative so that if for any dividend period the dividends on the outstanding Series A Preferred Stock are not paid and/or declared and set apart, any such deficiency shall be fully paid or declared and set apart for payment, without interest, before any other distribution (by dividend or otherwise), is paid on, declared or set apart for the Common Stock or any class or series of stock ranking junior to the Series A Preferred Stock.  Notwithstanding anything to the contrary contained herein, all Initial Series A Dividends that are accrued and unpaid as of June 15, 2012 shall be paid by the Corporation in shares of Common Stock issued by the Corporation to each of the Series A Holders as of the record date therefor set by the Board, at a rate of one (1) share of Common Stock for each $1.00 of accrued and unpaid dividends due to such Series A Preferred Holder (such shares of Common Stock to be issued to such Series A Holders, collectively, the “Dividend Common Shares”), which Dividend Common Shares shall be issued by the Corporation to such Series A Holders as soon as reasonably practicable following the date hereof.  Following June 15, 2012, the nine percent (9%) cumulative dividend shall cease and dividends, if any, with respect to the Series A Preferred Stock shall accrue and be payable only when, as and if declared by the Board of Directors from time to time, out of funds legally available therefor.  Any dividends paid by the Corporation to a Series A Holder shall first be applied in payment of accumulated dividends which are most in arrears on the shares owned by such holder.  The Series A Holders shall be entitled to receive dividends and other distributions equivalent to those declared or paid on shares of Common Stock (or any other class or series of stock ranking junior to the Series A Preferred Stock), determined as if the Series A Preferred Stock had been converted into Common Stock at the then effective Series A Preferred Conversion Price (or, in the case of dividends or distributions on any other class or series of stock ranking junior to the Series A Preferred Stock, other than Common Stock, determined on a comparable basis), and payable when, as and if declared by the Board on such Common Stock (or other class or series of stock ranking junior to the Series A Preferred Stock).  The Series A Preferred Holders shall not be entitled to dividends except as aforesaid and except as set forth in this Section, nor shall they be entitled to any interest on any dividends which may be declared but not yet paid.

ARTICLE 3
LIQUIDATION RIGHTS

3.01         Liquidation Preferences.  In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event (each, a “Liquidation Event”), the Series A Preferred Holders shall be entitled to be paid, out of the assets of the Corporation legally available for distribution to its stockholders, on a pro rata basis, an amount equal to $1.00 per share (adjusted for any stock splits or combinations of the Series A Preferred Stock, stock dividends paid in and on the Series A Preferred Stock (but excluding for this purpose any Dividend Common Shares or Amendment Common Shares (as defined below) issued by the Corporation) or recapitalizations or any other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of Series A Preferred Stock), plus an amount equal to all unpaid dividends as of such date on the Series A Preferred Stock, if any (the “Liquidation Amount”).  Following payment, first to the then Series A Preferred Holders of the Liquidation Amount, the remaining assets (if any) of the Corporation available for distribution to the stockholders of the Corporation shall be distributed, subject to the rights of the holders of shares of any other series of preferred stock ranking senior to the Common Stock as to distribution upon a Liquidation Event, among the holders of the Common Stock and any other shares of capital stock of the Corporation ranking on a parity with the Common Stock as to distributions upon a Liquidation Event.

3.02         Pro Rata Distribution.  If, upon distribution of the Corporation’s assets on a Liquidation Event, the net assets of the Corporation available to be distributed among the Series A Preferred Holders are insufficient to permit payment in full of the Liquidation Amount to the Series A Preferred Holders, then the entire assets of the Corporation available for distribution shall be distributed among the Series A Preferred Holders ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

3.03         Priority.  All of the preferential amounts to be paid to the Series A Preferred Holders as to distributions upon a Liquidation Event shall be made or set apart for payment before any payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of any class or series of Common Stock or any other class or series of capital stock of the Corporation ranking, by its respective terms, junior as to liquidation rights to the Series A Preferred Stock.

ARTICLE 4
REDEMPTION OF SERIES A PREFERRED STOCK

4.01         Voluntary Redemption.  Any and all outstanding shares of the Series A Preferred Stock shall be subject to voluntary redemption (each, a “Voluntary Redemption”) by the Corporation (subject to the restrictions imposed herein and by Delaware law) at any time (such date the Corporation exercises its redemption right being referred to henceforth as the “Voluntary Redemption Date”), at a purchase price of $1.00 per share (adjusted for any stock splits or combinations of the Series A Preferred Stock, stock dividends paid in and on the Series A Preferred Stock (but excluding for this purpose any Dividend Common Shares or Amendment Common Shares issued by the Corporation) or recapitalizations or any other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of Series A Preferred Stock; such purchase price, as adjusted from time to time, the “Redemption Price”).

4.02         Mandatory Redemption.  The Corporation shall redeem outstanding shares of the Series A Preferred Stock (each, a “Mandatory Redemption” and, collectively with any Voluntary Redemption, a “Redemption”), at a purchase price per share equal to the Redemption Price, from time to time, within 60 days following, and to the extent of the amount of, any release to the Corporation or NYTEX FDF Acquisition, Inc., a wholly-owned subsidiary of the Corporation (“FDF Acquisition”), as the case may be, of any portion of the funds currently being held in escrow pursuant to the Escrow Agreement, dated as of May 4, 2012, among FDF Resources Holdings LLC, FDF Acquisition and The Bank of New York Mellon Trust Company, N.A., as Escrow Agent (each such escrow funds release and associated redemption amount, a “Mandatory Redemption Amount”).  The date of any such Mandatory Redemption by the Corporation being referred to henceforth as the “Mandatory Redemption Date” and, collectively with the Voluntary Redemption Date, the “Redemption Date.”

4.03         Procedures.  Any Redemption shall be accomplished using the procedures set forth below:

(a)           Notice Procedure.  The Corporation shall give notice to the Series A Preferred Holders by certified mail, return receipt requested, at least 30 days in advance of the Redemption Date.  The Shares shall be redeemed upon payment by the Corporation to the Series A Preferred Holders of the Redemption Price, together with the amount of any dividends declared and unpaid thereon, as of the Redemption Date.  The Corporation shall be required to redeem pro rata, based on the number of shares of Series A Preferred Stock held by a Series A Preferred Holder in relation to the number of shares of Series A Preferred Stock issued and outstanding as of the record date for the Redemption, at any time it elects or is required to redeem the Series A Preferred Stock in part.  Any Redemption hereunder shall be subject to restrictions imposed by Delaware law regarding the circumstances under which such Redemption may be effected.

(b)           Payment Procedures.  To facilitate the Redemption of any shares of Series A Preferred Stock, as provided in this Article 4, the Board of Directors shall be authorized to cause the transfer books of the Corporation to be closed not more than 10 days prior to the Redemption Date, as applicable.  Any notice mailed by the Corporation shall contain the information required by Delaware law and shall be mailed to the Series A Preferred Holders at his, her or its address, certified mail, return receipt requested, as the same shall appear on the books of the Corporation.  From and after the applicable Redemption Date, and after all amounts necessary to effect such Redemption have been set aside for such purpose, all rights of the Series A Preferred Holder thereof as a shareholder of the Corporation with respect to the shares redeemed, except the right to receive the redemption price and any declared and unpaid dividends, shall cease and terminate.

(c)           Delivery of Certificates.  The Series A Preferred Holder shall be entitled to receive the redemption price plus any unpaid dividends upon actual delivery to the Corporation or to such other entity as may be designated by the notice referred to in subsection (b) of this Section of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank (or in lieu of providing the certificate or certificates, if the Series A Preferred Holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executed an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate or certificates, the foregoing shall suffice).  Series A Preferred Stock redeemed pursuant to the provisions of this Section may, in the sole discretion of the Board of Directors, be held in the treasury of the Corporation or retired and canceled and given the status of authorized and unissued Series A Preferred Stock.

(d)           No Sinking Fund.  No sinking fund will be created for any Redemption or purchase of the shares of Series A Preferred Stock.

ARTICLE 5
CONVERSION RIGHTS

5.01         Right to Convert.  Each share of Series A Preferred Stock shall be convertible, at the option of the Series A Preferred Holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock without payment of any additional consideration.  Each share of Series A Preferred Stock shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Purchase Price of the Series A Preferred Stock (as defined below) by its respective Series A Preferred Conversion Price (as defined below), subject to adjustments in effect at the time of conversion as provided below.  The conversion price for the Series A Preferred Stock shall initially be the Original Purchase Price of the Series A Preferred Stock with respect to each share of Preferred Stock (the “Series A Preferred Conversion Price”).  As of the date hereof, the “Original Purchase Price of Series A Preferred Stock” is $1.00 per share; therefore, the Series A Preferred Conversion Price is $1.00.  Accordingly, as of the date hereof, each share of Series A Preferred Stock shall convert into one share of Common Stock, with the foregoing being subject to further adjustment as set forth below.

5.02         Mechanics of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock.  In lieu of any fractional shares to which the Series A Preferred Holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Preferred Conversion Price.  Before any Series A Preferred Holder shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the Series A Preferred Holder shall surrender the certificate or certificates therefor, duly endorsed (or in lieu of providing the certificate or certificates, if the Series A Preferred Holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, the foregoing shall suffice), at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that the Series A Preferred Holder elects to convert the same.  The Corporation shall, promptly after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such Series A Preferred Holder a certificate or certificates for the number of shares of Common Stock to which such Series A Preferred Holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

5.03         Adjustment of Series A Preferred Conversion Price.

(a)           The Series A Preferred Conversion Price shall be subject to adjustment from time to time as follows:

(i)            Adjustment for Subdivisions, Combinations or Consolidation of Common Stock.  In the event that the outstanding shares of Common Stock shall be subdivided (by forward stock split or other like occurrence) into a greater number of shares of Common Stock, and no equivalent subdivision or increase is made with respect to the Series A Preferred Stock, the Series A Preferred Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision or other increase, be proportionately decreased.  In the event that the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock (by reverse split or otherwise), and no equivalent combination or consolidation is made with respect to the Series A Preferred Stock, the Series A Preferred Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(ii)           Adjustments for Stock Dividends and Other Distributions.  If the Corporation at any time pays a dividend, with respect to its Common Stock only, payable in shares of Common Stock or rights to purchase shares of Common Stock, without any comparable payment or distribution to the Series A Preferred Holders, then the Series A Preferred Conversion Price shall be proportionally reduced as at the date the Corporation fixes as a record date for the purpose of receiving such dividend (or if no such record date is fixed, as at the date of such payment) to that price determined by multiplying the Series A Conversion Price in effect immediately prior to such record date (or if no record date is fixed then immediately prior to such payment) by a fraction (x) the numerator of which shall be the total number of shares of Common Stock outstanding and those issuable with respect to other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (“Common Stock Equivalents”), prior to the payment of such dividend, and (y) the denominator of which shall be the total number of shares of Common Stock outstanding and those issuable with respect to such shares of Common Stock Equivalents immediately after the payment of such dividend (plus, in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with such dividend).

(iii)          Adjustments for Reclassification, Exchange and Substitution.  If any capital reorganization or reclassification of the capital stock of the Corporation (other than as a result of a stock dividend, subdivision or combination of shares or any other event described in Section 5.03(a) (a “Corporate Change”) or a merger or consolidation of the Corporation with or into another Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, other securities or property with respect to or in exchange for Common Stock, then, as a condition of such Corporate Change, lawful and adequate provisions shall be made whereby each Series A Preferred Holder shall, upon conversion, receive such kind and shares of capital stock, other securities or property as may be issued or payable with respect to or in exchange for the number of shares of such Common Stock into which the Series A Preferred Stock held at the time of such Corporate Change shall have been convertible.  In the event of any Corporate Change, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Series A Preferred Holders, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of capital stock or other securities thereafter receivable upon conversion of the Series A Preferred Stock.  The Corporation shall not effect any Corporate Change unless, prior to the consummation of such Corporate Change, the successor or combined corporation (if other than the Corporation) or the acquiring corporation, by written instrument, undertakes the obligations of the Corporation described in the first sentence of this Section 5.03(a)(iii) and assumes the obligation to deliver to each Series A Preferred Holder such shares of capital stock or other securities that the Series A Preferred Holder is entitled to receive in accordance with this Section 5.03(a)(iii).  An adjustment made pursuant to this Section 5.03(a)(iii) shall become effective at the time at which such Corporate Change becomes effective.

(b)           Adjustments of Series A Conversion Price for Diluting Issues.  In addition to the adjustment of the Series A Preferred Conversion Price provided in Section 5.03(a) above, the Series A Preferred Conversion Price shall be subject to further adjustment from time to time as follows:

A.            Special Definitions.  For purposes of this Section 5.03(b), the following definitions shall apply:

(1)           “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2)           “Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was first issued.

(3)           “Convertible Securities” shall mean securities convertible into or exchangeable for Common Stock.

(4)           “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5.03(b)(C) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued (or, pursuant to Section 5.03(b)(C) below), deemed to be issued):

(I)            upon conversion of shares of Series A Preferred Stock;

(II)           pursuant to options, warrants or other rights issued or issuable to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary, pursuant to equity incentive plans or other employee benefit arrangements approved by the Board of Directors;

(III)         as a dividend or other distribution on the Series A Preferred Stock or pursuant to clause (i), (ii) or (iii) of Section 5.03(a);

(IV)         issued or issuable pursuant to any rights or agreements, stock options, warrants or convertible securities outstanding as of the date hereof;

(V)           issued or issuable for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination;

(VI)         issued or issuable pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution;

(VII)        upon the exercise of any warrants issued to any placement agent or its designees in connection with the placement of the Series A Preferred Stock;

(VIII)       issued or issuable pursuant to the WayPoint Warrants (hereinafter defined), including the issuance of the WayPoint Warrants;

(IX)         following the date hereof to the Series A Preferred Holders as of the record date set by the Board of Directors, as the Dividend Common Shares; or

(X)          following the date hereof to the Series A Preferred Holders as of the record date set by the Board of Directors, in an aggregate amount of up to 2,461,978 shares of Common Stock, upon and in connection with the amendments to the Original Series A Certificate of Designation effected pursuant to this Series A Certificate of Designation (the “Amendment Common Shares”).

B.            No Adjustment of Series A Preferred Conversion Price.  No adjustment in Series A Preferred Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is at least $0.01 less than Series A Preferred Conversion Price in effect on the date of and immediately prior to such issue; provided that any adjustment in an amount less than $0.01 per share shall be carried forward and taken into account in any subsequent adjustment.

C.            Deemed Issue of Additional Shares of Common Stock.  In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall he deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which additional shares of Common Stock are deemed to be issued:

(1)           no further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3)           upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed to reflect the issuance of only the number of shares of Common

Stock that were actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

D.            Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(1)           In the event that during the Full Ratchet Period (defined below) the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.03(b)(C) above) without consideration or for a consideration per share less than the Series A Preferred Conversion Price in effect on the date of and immediately prior to such issue then and in each such event, the Series A Preferred Conversion Price shall be reduced concurrently with such issue to a price equal to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $.01 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued.  For purposes of this Section 5.03(b)(D), “Full Ratchet Period” shall mean the period commencing on the date of the final closing of the Corporation’s Series A Preferred Stock private offering (the “Series A Preferred Offering”) and ending on the date hereof.

(2)           Except as otherwise addressed pursuant to Section 5.03(a), in the event that after the Full Ratchet Period, the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.03(b)(C)) without consideration or for a consideration per share less than the Series A Preferred Conversion Price in effect on the date of and immediately prior to such issue then and in each such event, then the Series A Preferred Conversion Price shall be reduced concurrently with such issue to a price (calculated to the nearest cent) determined in accordance with the following weighted average formula:

(A x P’) + (C x P”)

CP = ----------------------------

A + C

Where:

CP          is the adjusted Series A Preferred Conversion Price;

A             is the number of shares of Common Stock on an as converted basis (assuming the exercise or conversion of all options or convertible securities that are then exercisable or convertible and (without duplication) the issuance of all shares of Common Stock deemed to be issued pursuant to Section 5.03(b)(C)), outstanding immediately prior to the relevant issuance of the Additional Shares of Common Stock;

P’            is the Series A Preferred Conversion Price in effect immediately prior to such issuance;

C             is the number of Additional Shares of Common Stock issued in such transaction; and

P”           is the price per share of the Additional Shares of Common Stock.

E.            Determination of Consideration.  For purposes of this Section, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(I)            Cash and Property:  Such consideration shall:

(a)           insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation prior to amounts paid or payable for accrued interest or accrued dividends and after any commissions or expenses paid by the Corporation;

(b)           insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(c)           in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation (“Related Securities”) for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board, based on the actual consideration paid for the Additional Shares of Common Stock less the fair market value of the Related Securities.

(II)          Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.03(b)(C), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(c)           For purposes of adjustments to the Conversion Price set forth in this Section 5.03, the following shall be applicable:

(i)            The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock; and

(ii)           In the case of the issuance of Common Stock for cash consideration, the consideration shall be deemed to be the amount of cash paid therefore before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale therefore.

5.04        No Impairment.  The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Series A Preferred Holders against impairment.

5.05        Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Preferred Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Series A Preferred Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Preferred Conversion Price, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

5.06        Status of Converted Stock.  Series A Preferred Stock converted pursuant to the provisions of this Article may, in the sole discretion of the Board of Directors, be held in the treasury of the Corporation or retired and canceled and given the status of authorized and unissued Series A Preferred Stock.

ARTICLE 6
VOTING RIGHTS

6.01        Voting Rights.  Subject to Article 7, the Series A Preferred Holders shall vote together with the holders of shares of Common Stock on an as-if-converted basis with the Common Stock on all matters to be voted on or consented to by the stockholders of the Corporation, except as may otherwise be required under the General Corporation Law of the State of Delaware.  With respect to any such vote or consent, each Series A Preferred Holder shall be entitled to the number of votes that such Series A Preferred Holder would have if the Series A Preferred Stock held by such holder were converted into Common Stock in accordance with Article 5 hereof on the record date for determination of holders of Common Stock entitled to participate in such vote or action by consent.

ARTICLE 7
PROTECTIVE PROVISIONS

7.01        Protective Provisions.  Subject to the last sentence of this Section 7.01, for so long as the Series A Preferred Stock remains outstanding, the consent of the holders of 66.66% of the then outstanding Series A Preferred Stock, voting together as a class, shall be required for the Corporation to take any of the following actions (a) effecting a reclassification or recapitalization of the outstanding capital stock of the Corporation, (b) redeeming shares of Series A Preferred Stock (except as set forth in Article 4) or Common Stock (excluding (i) shares of Common Stock repurchased from employees, officers, directors, consultants or other persons performing services for the Corporation pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment and (ii) the repurchase of the Corporation’s Common Stock and the WayPoint Warrants (as hereinafter defined) upon exercise of that certain put right granted to WayPoint NYTEX, LLC (“WayPoint”) in connection with the sale of the Corporation’s Series B Redeemable Preferred Stock (“Series B Redeemable Preferred Stock”) and warrants (the “WayPoint Warrants”) to WayPoint pursuant to that certain Preferred Stock and Warrant Purchase Agreement by and among the Corporation, WayPoint and NYTEX FDF Acquisition, Inc.), (c) effecting a liquidation, dissolution, recapitalization or reorganization of the Corporation or entering into any license that has the same economic effect as a liquidation of the Corporation, (d) authorizing or issuing capital stock with rights or privileges that are equal to or superior to the Series A Preferred Stock (except for the Series B Redeemable Preferred Stock issued contemporaneously herewith), or (e) amending or repealing any provision of, or adding any provision to, the Corporation’s Certificate of Incorporation or Bylaws to change the rights of the Series A Preferred or increase or decrease the number of authorized shares of Series A Preferred.  Notwithstanding anything contained in this Section 7.01, the foregoing protective provisions shall terminate and be of no further force and effect upon the full exercise of the WayPoint Warrants provided that such exercise provides the holder of the WayPoint Warrants with 51% or more of the outstanding Common Stock of the Corporation.

ARTICLE 8
RECORD DATE; RESERVATION OF SHARES

8.01        Notices of Record Date.  In the event that the Corporation shall at any time:  (a) declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, capital stock or other securities; (b) effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; (c) merge or consolidate with or into any other corporation or other entity; (d) or sell, lease or convey all or substantially all of its property or business or (e) liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall mail to each Series A Preferred Holder:

(i)            at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (b), (c), (d) and (e) in this Section 8.01; and

(ii)           in the case of the matters referred to in clauses (b), (c) and (d) in this Section 8.01 written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the dosing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction.  The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for capital stock, other securities or property deliverable upon the occurrence of such event) and the Corporation shall thereafter give such holders prompt notice of any material changes.  The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or ten (10) days after the Corporation has given notice of any material changes provided for herein.

8.02        Reservation of Shares.  The Corporation shall, at all times during which shares of Series A Preferred Stock may be converted into Common Stock, reserve and keep available, out of any Common Stock held as treasury stock or out of its authorized and unissued Common Stock, or both, solely for the purpose of delivery upon conversion of the shares of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding and shall take such action as may from time to time be necessary to ensure that such shares of Common Stock will, when issued upon conversion of Series A Preferred Stock, be fully paid and nonassessable.

ARTICLE 9
MISCELLANEOUS

9.01        Headings of Sections.  The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

9.02        Severability of Provisions.  If any right, preference or limitation of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

[SIGNATURE PAGE FOLLOWS]

On July 2, 2012, a resolution was duly adopted by the Board of Directors of the Corporation, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth the above mentioned Amended and Restated Certificate of Designation in respect of Series A Convertible Preferred Stock and declaring said amendment and restatement to be advisable, subject to approval thereof by the holders, as of July 24, 2012, of (i) 66.66% of the outstanding shares of Series A Preferred Stock entitled to vote thereon, (ii) a majority of the outstanding shares of Common Stock entitled to vote thereon, and (iii) a majority of the outstanding shares of Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class, with the shares of Series A Preferred Stock voting on an as-if-converted basis with the shares of Common Stock.

On August 31, 2012, a resolution approving the above mentioned Amended and Restated Certificate of Designation in respect of Series A Convertible Preferred Stock was duly adopted, by written consent in lieu of a meeting, in accordance with Section 242 of the General Corporation Law of the State of Delaware, by the holders, as of July 24, 2012, of (i) 66.66% of the outstanding shares of Series A Preferred Stock entitled to vote thereon, (ii) a majority of the outstanding shares of Common Stock entitled to vote thereon, and (iii) a majority of the outstanding shares of Common Stock and the Series A Preferred Stock entitled to vote thereon, voting together as a single class, with the shares of Series A Preferred Stock voting on an as-if-converted basis with the shares of Common Stock.

IN WITNESS WHEREOF, NYTEX Energy Holdings, Inc. has caused this Amended and Restated Certificate of Designation in respect of Series A Convertible Preferred Stock to be signed by a duly authorized officer of the Corporation on August 31, 2012.

NYTEX ENERGY HOLDINGS, INC.

By:	/s/ Michael K. Galvis
Michael K. Galvis
President and CEO